Exhibit 99.1

Endurance International Group Reports 2019 Second Quarter Results

•	GAAP revenue of $278.2 million

•	Net loss of $26.2 million

•	Adjusted EBITDA of $76.3 million

•	Cash flow from operations of $59.7 million

•	Free cash flow of $47.6 million

•	Total subscribers on platform were approximately 4.769 million at June 30, 2019

BURLINGTON, MA (August 1, 2019) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its second quarter ended June 30, 2019.

“We are pleased with our progress simplifying our operations and executing our 2019 plans across the company,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group. “The team is focused on delivering increasing solution value to the customers of our two scale businesses, email marketing and web presence. We are pleased with the progress in our net customer trends and remain focused on executing our transition to revenue growth in the second half of 2019.”

Second Quarter 2019 Financial Highlights

•	Revenue for the second quarter of 2019 was $278.2 million, a decrease of 3.3 percent compared to $287.8 million for the second quarter of 2018.

•	Net loss for the second quarter of 2019 was $26.2 million, or $(0.18) per diluted share, compared to net income of $0.6 million, or $0.00 per diluted share, for the second quarter of 2018.

•	Adjusted EBITDA for the second quarter of 2019 was $76.3 million, a decrease of 10.2 percent compared to $85.0 million for the second quarter of 2018.

•	Cash flow from operations for the second quarter of 2019 was $59.7 million, an increase of 99.7 percent compared to $29.9 million for the second quarter of 2018.

•

Free cash flow, defined as cash flow from operations less capital expenditures and financed equipment obligations, for the second quarter of 2019 was $47.6 million, an increase of 137.2 percent compared to $20.1 million for the second quarter of 2018.

Second Quarter Operating Highlights

•

Total subscribers on platform at June 30, 2019 were approximately 4.769 million, compared to approximately 4.918 million subscribers at June 30, 2018 and approximately 4.802 million subscribers at December 31, 2018. See “Total Subscribers” below.

•

Average revenue per subscriber, or ARPS, for the second quarter of 2019 was $19.42, compared to $19.32 for the second quarter of 2018 and $19.50 for the fourth quarter of 2018. See “Average Revenue Per Subscriber” below.

Fiscal 2019 Guidance

For the full year ending December 31, 2019, and as of the date of this release, August 1, 2019, the Company continues to expect:

	2018 Actual as Reported	Guidance (as of August 1, 2019)
GAAP revenue	$1.145 billion	$1.120 to $1.140 billion
Adjusted EBITDA	$338 million	$300 to $320 million
Free cash flow	$129 million	$110 to $120 million

Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

First and Second Quarter 2018 Income Tax Expense Revision

As originally disclosed in third quarter of 2018, the Company revised its deferred income tax provision for the first and second quarter of 2018 to reflect a revision that favorably impacted net income (loss) for these periods. This revision did not impact the previously reported figures for Adjusted EBITDA, Cash Flow from Operations or Free Cash Flow.

Conference Call and Webcast Information

Endurance International Group’s second quarter 2019 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Thursday, August 1, 2019. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the Company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, impairment of other long-lived assets, SEC investigations reserve, and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and financed equipment obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including financed equipment obligations).

Key Operating Metrics

Total Subscribers – We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the second quarter of 2019, these adjustments had a negligible impact on our total subscriber count.

Average Revenue Per Subscriber (ARPS) – We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements addressing or reflecting our expectation of a transition back to revenue growth in the second half of 2019, our financial guidance for fiscal year 2019, the expected outcome of our investment and operational plans, including our focus on simplifying our business and delivering increased customer value, and our expectations of future growth and financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our financial guidance or our actual financial results may differ from expectations; the possibility that we may not be able to execute our investment or operational plans or that these plans will not result in the anticipated benefits to our business; the possibility that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to increase sales to our existing subscribers, or retain our existing subscribers; data breaches; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2018 filed with the SEC on February 21, 2019 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator and Domain.com, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,800 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2018	June 30, 2019
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$88,644	$90,818
Restricted cash	1,932	1,832
Accounts receivable	12,205	12,989
Prepaid domain name registry fees	56,779	57,326
Prepaid commissions	41,458	41,704
Prepaid and refundable taxes	7,235	6,517
Prepaid expenses and other current assets	27,855	26,411

Total current assets	236,108	237,597
Property and equipment—net	92,275	88,700
Operating lease right-of-use assets	—	104,210
Goodwill	1,849,065	1,848,949
Other intangible assets—net	352,516	292,191
Deferred financing costs—net	2,656	2,221
Investments	15,000	15,000
Prepaid domain name registry fees, net of current portion	11,207	11,281
Prepaid commissions, net of current portion	42,472	45,160
Other assets	5,208	2,778

Total assets	$2,606,507	$2,648,087

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,449	$14,933
Accrued expenses	79,279	64,774
Accrued taxes	2,498	2,418
Accrued interest	25,259	24,483
Deferred revenue	371,758	376,046
Operating lease liabilities—short term	—	22,483
Current portion of notes payable	31,606	31,606
Current portion of financed equipment	8,379	4,583
Deferred consideration—short term	2,425	1,408
Other current liabilities	3,147	2,319

Total current liabilities	536,800	545,053
Long-term deferred revenue	96,140	99,249
Operating lease liabilities—long term	—	90,989
Notes payable—long term, net of original issue discounts of $21,349 and $19,151 and deferred financing costs of $31,992 and $28,919, respectively	1,770,055	1,725,326
Deferred tax liability	16,457	18,785
Deferred consideration—long term	1,364	—
Other liabilities	11,237	6,460

Total liabilities	2,432,053	2,485,862

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 143,444,515 and 145,741,251 shares issued at December 31, 2018 and June 30, 2019, respectively; 143,444,178 and 145,741,251 outstanding at December 31, 2018 and June 30, 2019, respectively	14	14
Additional paid-in capital	961,235	979,626
Accumulated other comprehensive loss	(3,211)	(4,115)
Accumulated deficit	(783,584)	(813,300)

Total stockholders’ equity	174,454	162,225

Total liabilities and stockholders’ equity	$2,606,507	$2,648,087

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Revenue	$287,770	$278,204	$579,126	$558,887
Cost of revenue	130,746	139,587	264,652	263,441

Gross profit	157,024	138,617	314,474	295,446

Operating expense:
Sales and marketing	66,546	65,490	133,902	132,078
Engineering and development	21,959	25,348	41,876	49,042
General and administrative	30,744	31,124	69,519	62,517

Total operating expense	119,249	121,962	245,297	243,637

Income from operations	37,775	16,655	69,177	51,809

Other income (expense):
Interest income	227	314	431	605
Interest expense	(38,346)	(37,037)	(74,396)	(74,251)

Total other expense—net	(38,119)	(36,723)	(73,965)	(73,646)

Loss before income taxes and equity earnings of unconsolidated entities	(344)	(20,068)	(4,788)	(21,837)
Income tax (benefit) expense	(946)	6,160	(2,889)	7,879

Income (loss) before equity earnings of unconsolidated entities	602	(26,228)	(1,899)	(29,716)
Equity (income) loss of unconsolidated entities, net of tax	(25)	—	2	—

Net income (loss)	$627	$(26,228)	$(1,901)	$(29,716)

Comprehensive income (loss):
Foreign currency translation adjustments	(2,425)	348	(1,845)	(53)
Unrealized gain (loss) on cash flow hedge, net of tax (expense) benefit of ($45) and ($370) for the three and six months ended June 30, 2018, respectively, and ($35) and $269 for the three and six months ended June 30, 2019, respectively	144	110	1,184	(851)

Total comprehensive loss	$(1,654)	$(25,770)	$(2,562)	$(30,620)

Basic net income (loss) per share attributable to Endurance International Group Holdings, Inc.	$0.00	$(0.18)	$(0.01)	$(0.21)

Diluted net income (loss) per share attributable to Endurance International Group Holdings, Inc.	$0.00	$(0.18)	$(0.01)	$(0.21)

Weighted-average common shares used in computing net income (loss) per share:

Basic	142,340,561	145,308,823	141,356,567	144,414,929

Diluted	144,702,002	145,308,823	141,356,567	144,414,929

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Cash flows from operating activities:
Net income (loss)	$627	$(26,228)	$(1,901)	$(29,716)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	12,796	10,899	24,864	22,105
Amortization of other intangible assets	25,978	21,349	51,713	42,469
Impairment of long lived assets	—	17,892	—	17,892
Amortization of deferred financing costs	1,092	1,776	2,986	3,509
Amortization of net present value of deferred consideration	123	59	251	120
Amortization of original issue discounts	1,068	1,111	2,126	2,198
Stock-based compensation	7,390	9,354	14,382	18,370
Deferred tax expense (benefit)	(416)	3,533	(4,484)	2,627
Loss on sale of assets	213	110	261	136
Loss from unconsolidated entities	(25)	—	2	—
Financing costs expensed	1,228	—	1,228	—
Loss on early extinguishment of debt	331	—	331	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,292	590	3,740	(793)
Prepaid expenses and other current assets	(5,857)	4,620	(8,668)	2,328
Prepaid and refundable taxes	(1,461)	1,316	(1,102)	725
Leases right-of-use asset, net	—	80	—	653
Accounts payable and accrued expenses	(12,020)	16,377	(11,670)	(15,135)
Deferred revenue	(2,467)	(3,158)	8,193	7,241

Net cash provided by operating activities	29,892	59,680	82,252	74,729

Cash flows from investing activities:
Purchases of property and equipment	(8,127)	(10,741)	(13,381)	(16,164)

Net cash used in investing activities	(8,127)	(10,741)	(13,381)	(16,164)

Cash flows from financing activities:
Proceeds from issuance of term loan and notes, net of original issue discounts	1,580,305	—	1,580,305	—
Repayments of term loans	(1,605,207)	(25,000)	(1,630,693)	(50,000)
Payment of financing costs	(1,295)	—	(1,295)	—
Payment of deferred consideration	(4,196)	(2,500)	(4,196)	(2,500)
Principal payments on financed equipment	(1,679)	(1,291)	(3,909)	(3,861)
Proceeds from exercise of stock options	431	17	456	22

Net cash used in financing activities	(31,641)	(28,774)	(59,332)	(56,339)

Net effect of exchange rate on cash and cash equivalents and restricted cash	(1,405)	470	(1,488)	(152)

Net increase (decrease) in cash and cash equivalents and restricted cash	(11,281)	20,635	8,051	2,074
Cash and cash equivalents and restricted cash:
Beginning of period	88,450	72,015	69,118	90,576

End of period	$77,169	$92,650	$77,169	$92,650

Supplemental cash flow information:
Interest paid	$30,370	$24,094	$72,461	$68,353
Income taxes paid (received)	$1,519	$(1,142)	$2,122	$724

GAAP to Non-GAAP Reconciliation – Adjusted EBITDA

The following table presents a reconciliation of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Net income (loss)	$627	$(26,228)	$(1,901)	$(29,716)
Interest expense, net(1)	38,119	36,723	73,965	73,646
Income tax (benefit) expense	(946)	6,160	(2,889)	7,879
Depreciation	12,796	10,899	24,864	22,105
Amortization of other intangible assets	25,978	21,349	51,713	42,469
Stock-based compensation	7,390	9,354	14,382	18,370
Restructuring expenses	1,295	183	2,824	2,198
(Gain) loss from unconsolidated entities	(25)	—	2	—
Impairment of other long-lived assets	—	17,892	—	17,892
Shareholder litigation reserve	(240)	—	8,260	—

Adjusted EBITDA	$84,994	$76,332	$171,220	$154,843

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Cash flows from operations	$29,892	$59,680	$82,252	$74,729
Less:
Capital expenditures and financed equipment(1)	(9,806)	(12,032)	(17,290)	(20,025)

Free cash flow	$20,086	$47,648	$64,962	$54,704

(1)

Capital expenditures during the three months ended June 30, 2018 and 2019 includes $1.7 million and $1.3 million, respectively, of principal payments under a three year agreement for equipment financing. Capital expenditures during the six months ended June 30, 2018 and 2019 includes $3.9 million and $3.9 million, respectively, of principal payments under a three year agreement for equipment financing. The remaining balance on the equipment financing is $4.6 million as of June 30, 2019.

Average Revenue Per Subscriber – Calculation and Segment Detail

We present our financial results in the following three segments.

•

Web presence. The web presence segment consists primarily of our web hosting brands, including Bluehost and HostGator. This segment also includes related products such as domain names, website security, website design tools and services, and e-commerce products.

•

Email marketing. The email marketing segment consists of Constant Contact email marketing tools and related products and the SinglePlatform digital storefront solution. This segment also generates revenue from sales of our Constant Contact-branded website builder tool.

•

Domain. The domain segment consists of domain-focused brands such as Domain.com, ResellerClub and LogicBoxes as well as certain web hosting brands that are under common management with our domain-focused brands. This segment sells domain names and domain management services to resellers and end users, as well as premium domain names, and also generates advertising revenue from domain name parking. It also resells domain names and domain management services to our web presence segment.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Consolidated revenue	$287,770	$278,204	$579,126	$558,887
Consolidated total subscribers	4,918	4,769	4,918	4,769
Consolidated average subscribers for the period	4,965	4,776	4,985	4,786
Consolidated ARPS	$19.32	$19.42	$19.36	$19.46

Web presence revenue	$152,715	$144,197	$307,732	$290,157
Web presence subscribers	3,737	3,588	3,737	3,588
Web presence average subscribers for the period	3,774	3,600	3,793	3,614
Web presence ARPS	$13.49	$13.35	$13.52	$13.38

Email marketing revenue	$102,154	$102,479	$204,601	$205,219
Email marketing subscribers	504	492	504	492
Email marketing average subscribers for the period	511	493	512	494
Email marketing ARPS	$66.60	$69.28	$66.64	$69.21

Domain revenue	$32,901	$31,528	$66,793	$63,511
Domain subscribers	677	689	677	689
Domain average subscribers for the period	680	683	680	678
Domain ARPS	$16.13	$15.39	$16.36	$15.62

The following table presents revenue, gross profit, and a reconciliation by segment of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended June 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$152,715	$102,154	$32,901	$287,770
Gross profit	$75,702	$71,376	$9,946	$157,024

Net (loss) income	$(6,876)	$10,395	$(2,892)	$627
Interest expense, net(1)	18,385	17,329	2,405	38,119
Income tax (benefit) expense	(497)	(333)	(116)	(946)
Depreciation	8,391	3,406	999	12,796
Amortization of other intangible assets	11,863	13,239	876	25,978
Stock-based compensation	5,424	1,288	678	7,390
Restructuring expenses	788	420	87	1,295
(Gain) loss of unconsolidated entities	(25)	—	—	(25)
Impairment of other long-lived assets	—	—	—	—
Shareholder litigation reserve	(197)	—	(43)	(240)

Adjusted EBITDA	$37,256	$45,744	$1,994	$84,994

	Three Months Ended June 30, 2019
	Web presence	Email marketing	Domain	Total
Revenue	$144,197	$102,479	$31,528	$278,204
Gross profit	$73,217	$73,589	$(8,189)	$138,617

Net (loss) income	$(10,262)	$4,164	$(20,130)	$(26,228)
Interest expense, net(1)	17,093	19,110	520	36,723
Income tax (benefit) expense	3,193	2,269	698	6,160
Depreciation	7,767	2,229	903	10,899
Amortization of other intangible assets	9,210	11,408	731	21,349
Stock-based compensation	5,042	3,222	1,090	9,354
Restructuring expenses	155	23	5	183
(Gain) loss of unconsolidated entities	—	—	—	—
Impairment of other long-lived assets	—	—	17,892	17,892
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$32,198	$42,425	$1,709	$76,332

	Six Months Ended June 30, 2018
	Web presence	Email marketing	Domain	Total
Revenue	$307,732	$204,601	$66,793	$579,126
Gross profit	$150,075	$143,553	$20,846	$314,474

Net (loss) income	$(12,984)	$15,754	$(4,671)	$(1,901)
Interest expense, net(1)	35,371	33,738	4,856	73,965
Income tax (benefit) expense	(5,176)	3,830	(1,543)	(2,889)
Depreciation	16,368	6,552	1,944	24,864
Amortization of other intangible assets	23,871	26,332	1,510	51,713
Stock-based compensation	10,497	2,696	1,189	14,382
Restructuring expenses	1,600	582	642	2,824
(Gain) loss of unconsolidated entities	2	—	—	2
Impairment of other long-lived assets	—	—	—	—
Shareholder litigation reserve	5,548	1,500	1,212	8,260

Adjusted EBITDA	$75,097	$90,984	$5,139	$171,220

	Six Months Ended June 30, 2019
	Web presence	Email marketing	Domain	Total
Revenue	$290,157	$205,219	$63,511	$558,887
Gross profit	$145,458	$147,636	$2,352	$295,446

Net (loss) income	$(16,804)	$10,102	$(23,014)	$(29,716)
Interest expense, net(1)	34,188	36,504	2,954	73,646
Income tax (benefit) expense	4,088	2,897	894	7,879
Depreciation	15,716	4,553	1,836	22,105
Amortization of other intangible assets	18,289	22,691	1,489	42,469
Stock-based compensation	9,935	6,305	2,130	18,370
Restructuring expenses	789	1,377	32	2,198
(Gain) loss of unconsolidated entities	—	—	—	—
Impairment of other long-lived assets	—	—	17,892	17,892
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$66,201	$84,429	$4,213	$154,843

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

The following table represents the impact of the income statement revision to the second quarter of 2018 due to the revised deferred income tax provision (in thousands, except per share data):

	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
	Originally Filed	Adjustment	Revised	Originally Filed	Adjustment	Revised
Loss before income taxes and equity earnings of unconsolidated subsidiaries	$(344)	$—	$(344)	$(4,788)	$—	$(4,788)
Income tax expense (benefit)	1,650	(2,596)	(946)	4,267	(7,156)	(2,889)

(Loss) income before equity earnings of unconsolidated subsidiaries	(1,994)	2,596	602	(9,055)	7,156	(1,899)
Equity (income) loss of unconsolidated subsidiaries	(25)	—	(25)	2	—	2

Net income (loss)	$(1,969)	$2,596	$627	$(9,057)	$7,156	$(1,901)

Comprehensive income (loss)
Foreign currency translation	(2,425)	—	(2,425)	(1,845)	—	(1,845)
Unrealized (gain) loss on cash flow hedge, net of tax	144	—	144	1,184	—	1,184

Total comprehensive loss	$(4,250)	$2,596	$(1,654)	$(9,718)	$7,156	$(2,562)

Basic net income (loss) per share	$(0.01)	$0.01	$—	$(0.06)	$0.05	$(0.01)

Diluted net income (loss) per share	$(0.01)	$0.01	$—	$(0.06)	$0.05	$(0.01)

Weighted-average common shares used in computing net income (loss) per share

Basic	142,340,561	—	142,340,561	141,356,567	—	141,356,567

Diluted	142,340,561	2,361,441	144,702,002	141,356,567	—	141,356,567

The following table represents the impact of the revised deferred income tax provision on the impacted balance sheet accounts as of the date shown (in thousands):

	June 30, 2018
	Originally Filed	Adjustment	Revised
Deferred tax liability	$29,897	$(7,156)	$22,741
Total liabilities	2,490,106	(7,156)	2,482,950
Accumulated deficit	(797,175)	7,156	(790,019)
Total stockholders’ equity	147,759	7,156	154,915
Total liabilities and stockholders’ equity	2,637,865	—	2,637,865

The following table represents the impact of the revised deferred income tax provision on the impacted lines of the statement of cash flows for the periods shown (in thousands):

	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
	Originally Filed	Adjustment	Revised	Originally Filed	Adjustment	Revised
Net income (loss)	$(1,969)	$2,596	$627	$(9,057)	$7,156	$(1,901)
Deferred tax expense	2,180	(2,596)	(416)	2,672	(7,156)	(4,484)
Net cash provided by operating activities	29,892	—	29,892	82,252	—	82,252

GAAP to Non-GAAP Reconciliation of Fiscal Year 2019 Guidance (as of August 1, 2019)—   Adjusted EBITDA

The following table reflects the reconciliation of fiscal year 2019 estimated net loss calculated in accordance with GAAP to fiscal year 2019 guidance for adjusted EBITDA. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2019
Estimated net loss	$(39)	$(32)
Estimated interest expense (net)	146	148
Estimated income tax expense (benefit)	6	8
Estimated depreciation	44	48
Estimated amortization of acquired intangible assets	85	87
Estimated stock-based compensation	36	38
Estimated restructuring expenses	4	5
Estimated transaction expenses and charges	—	—
Estimated (gain) loss of unconsolidated entities	—	—
Estimated impairment of other long-lived assets	18	18

Adjusted EBITDA guidance	$300	$320

GAAP to Non-GAAP Reconciliation of Fiscal Year 2019 Guidance (as of August 1, 2019)—   Free Cash Flow

The following table reflects the reconciliation of fiscal year 2019 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2019 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2019
Estimated cash flow from operations	$160	$175
Estimated capital expenditures and financed equipment obligations	(50)	(55)

Free cash flow guidance	$110	$120